SERVICER COMPLIANCE STATEMENT (ITEM 1123)

                          WACHOVIA MORTGAGE CORPORATION

Re: RALI SERIES 2006-QS18 TRUST (the "Issuing Entity")

The undersigned, a duly authorized officer of Wachovia Mortgage Corporation as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to me and the nature and status thereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 1 day of March 2007.


Wachovia Mortgage Corporation


By:    /s/ Kendal A. Leeson
Name:  Kendal A. Leeson
Title: Vice President